 EX‑35.4

Officer’s Certificate

Pursuant to the requirements of the applicable Servicing Agreement for the transactions listed on Schedule I hereto, for which Wells Fargo Bank, National Association, as Master Servicer, and Berkeley Point Capital LLC, as Servicer, the undersigned, Ellen D. Miller, as Managing Director and Head of Servicing of Berkeley Point Capital LLC, hereby certifies subject to any limitations listed on Schedule I hereto, as of the date hereof, solely in her capacity as an officer and not in her individual capacity, as follows:

1. A review of the activities of the Servicer during the preceding calendar year (the “Reporting Period”) and of its performance under the Agreement has been made under my supervision; and

2. To the best of my knowledge, based on such review, the Servicer has fulfilled all of its obligations under the Agreement in all material respects throughout the Reporting Period.

Dated: February 22, 2017

Berkeley Point Capital LLC

/s/ Ellen D. Miller

Ellen D. Miller

Managing Director, Head of Servicing

Schedule I

Multifamily Pass-Through Certificates, Berkeley Point Capital LLC as Sub-Servicer:

Series 2009-K3

Series 2010-K7

Series 2010-K8

Series 2010-K9

Series 2011-K11

Series 2011-K13

Series 2011-K15

Series 2011-K701

Series 2011-K702

Series 2011-K703

Series 2011-K704

Series 2012-K20

Series 2012-K706

Series 2012-K707

Series 2012-K711

Series 2013-K26

Series 2013-K713

Series 2013-K29

Series 2013-K30

Series 2013-K31

Series 2013-K33

Series 2013-K34

Series 2014-K714

Series 2014-K715

Series 2014-KF04

Series 2014-K716

Series 2014-K40

Series 2014-KF05

Series 2015-K42

Series 2015-K44

Series 2015-K47

Series 2015-K48

Series 2015-K720

Series 2015-KF11

Series 2015-KS03

Series 2015-K721

Series 2015-K51

Series 2016-K53

Series 2016-KW01

Series 2016-K57

Series 2016-K60

Commercial Mortgage Pass-Through Certificates; Berkeley Point Capital LLC as Primary Servicer

COMM 2014-CCRE20 Mortgage Trust

COMM 2015-CCRE24 Mortgage Trust

COMM 2015-CCRE26 Mortgage Trust

COMM 2015-LC23 Mortgage Trust

GS Mortgage Securities Trust 2015-GC28

GS Mortgage Securities Trust 2015-GC34

CFCRE 2016-C3 Mortgage Trust

CFCRE 2016-C4 Mortgage Trust

Citigroup 2016-C1 Mortgage Trust

SG 2016-C5 Mortgage Trust

CFCRE 2016-C6 Mortgage Trust

Commercial Mortgage Pass-Through Certificates; Berkeley Point Capital as Limited Sub-Servicer

COMM 2012-CCRE2 Mortgage Trust

COMM 2012-CCRE3 Mortgage Trust

COMM 2012-CCRE4 Mortgage Trust

COMM 2013-CCRE6 Mortgage Trust

COMM 2013-CCRE10 Mortgage Trust

COMM 2013-CCRE12 Mortgage Trust

COMM 2013-CCRE13 Mortgage Trust

COMM 2013-FL3

COMM 2014-CCRE14 Mortgage Trust

COMM 2014-CCRE20 Mortgage Trust

COMM 2014-LC17 Mortgage Trust

COMM 2014-UBS5 Mortgage Trust

DBCCRE 2014-ARCP

GSMS 2014-GC18

GSMS 2014-GC22

GSMS 2014-GC26

CGMCT 2014-GC19

CGMCT 2014-GC21

BBCCRE TRUST 2015-GTP

CFCRE 2015-RUM

COMM 2015-CCRE22 Mortgage Trust

COMM 2015-CCRE24 Mortgage Trust

COMM 2015-CCRE25 Mortgage Trust

COMM 2015-CCRE26 Mortgage Trust

COMM 2015-LC23 Mortgage Trust

GS Mortgage Securities Trust 2015-GC28

GS Mortgage Securities Trust 2015-GC34

CFCRE 2016-C3 Mortgage Trust

CFCRE 2016-C4 Mortgage Trust

Citigroup 2016-C1 Mortgage Trust

SG 2016-C5 Mortgage Trust

CFCRE 2016-C6 Mortgage Trust

COMM 2016-CCRE28 Mortgage Trust